Exhibit 99.k.6

AMENDMENT NO. 2
TO
CREDIT AGREEMENT

This Amendment No. 2 dated as of March 11, 2011 (this "Amendment"), is entered into by and among TORTOISE MLP FUND, INC., a Maryland corporation, as the Borrower (the "Borrower") each Lender party hereto and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (the "Administrative Agent").

Recitals

A.           The Borrower, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of September 24, 2010 as amended pursuant to that certain Amendment No. 1 thereto dated as of January 13, 2011 (the "Credit Agreement").

B.           The Borrower, the Lenders and the Administrative Agent have agreed to certain amendments to the Credit Agreement to among other things increase the Aggregate Commitments of the Lenders.

C.           The Amendment is subject to the representations and warranties of the Borrower and upon the terms and conditions set forth in this Amendment.

Agreement

Now, Therefore, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

SECTION 1.  Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

SECTION 2.  Amendments.

2.1           Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following defined terms in their entirety as follows:

""Borrowing Base Certificate" means a certificate substantially in the form of Exhibit D.

"Commitment" means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed (a) the amount set forth opposite such Lender's name under Schedule 2.01, or (b) the amount set forth in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement."

Tortoise MLP Fund - Amendment No. 2 to Credit Agreement

2.2           Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term "Step Up Period."

2.3           Section 2.03(b) of the Credit Agreement is hereby amended by amending and restating such Section to read in its entirety as follows:

"(b)           (i) If for any reason the Total Outstandings at any time exceed the lesser of (A) the Aggregate Commitments in effect from time to time or (B) the Interim Threshold then in effect, or (ii) if for any reason the Total Outstandings as of the date of any Borrowing Base Certificate exceed the Borrowing Base then in effect, the Borrower shall in each case immediately prepay Loans in an aggregate amount equal to such excess.  "Interim Threshold" is an amount equal to (i) 50% of the total value of the Acceptable Assets less (ii) all of the Borrower's "senior securities representing indebtedness" (as such term is used in the Investment Company Act) other than Loans."

2.4           Section 2.12(d) of the Credit Agreement is hereby amended by amending and restating such Section to read in its entirety as follows:

"(d)           Effective Date and Allocations.  If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date."

2.5           Section 7.03(e) of the credit agreement is hereby amended by amending and restating such Section to read in its entirety as follows:

"(e)           other Indebtedness approved in advance by the Required Lenders in a writing delivered to the Borrower."

2.6           Article VII of the Credit Agreement is hereby amended by adding a new Section 7.10 to read in its entirety as follows:

"7.10           Securities Intermediary.  Change or permit any change to the Securities Intermediary without the prior written approval of the Administrative Agent (which shall not be unreasonably withheld)."

2.7           Section 8.01(a) of the credit agreement is hereby amended by amending and restating such Section to read in its entirety as follows:

"(a)           Non-Payment.  The Borrower fails to pay when and as required to be paid herein, any amount of principal of any Loan, any interest on any Loan, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or"

Tortoise MLP Fund - Amendment No. 2 to Credit Agreement

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2.8           Schedule 2.01 of the Credit Agreement is hereby amended by amending and restating such Schedule in its entirety to read as set forth on the Second Amended and Restated Schedule 2.01 to this Amendment.  Concurrently with this Amendment becoming effective (i) the Borrower shall prepay the Committed Loans outstanding on the date of this Amendment to the extent necessary to keep the outstanding Committed Loans ratable with the revised Applicable Percentages as set forth on the Second Amended and Restated Schedule 2.01, (ii) Morgan Stanley Bank, N.A. shall cease being a Lender under the Credit Agreement and (ii) The Bank of Nova Scotia shall be added as a Lender under the Credit Agreement.  The Borrower may request Loans to fund required prepayments.  The increase in the Aggregate Commitments pursuant to this Amendment is not, and shall not be deemed to be, and increase pursuant to Section 2.12 of the Credit Agreement.

2.9           The Credit Agreement is hereby amended by (i) deleting Exhibit D-2 (Form of Step Up Period Borrowing Base Certificate) and (ii) amending and restating Exhibit D (Form of Borrowing Base Certificate) in its entirety to read as set forth on Exhibit D attached hereto.

2.10           The date of Amendment No. 1 to the Credit Agreement is hereby corrected to read January 13, 2011 rather than January 13, 2010.

2.11           The definition of "Interim Threshold" in the Credit Agreement is hereby corrected to read in its entirety:

""Interim Threshold" has the meaning specified in Section 2.03."

2.12           Section 3.03(a)(i) of the Credit Agreement is hereby corrected to delete from the end of such subsection the parenthetical that reads: "(except any reserve requirement contemplated by Section 3.03(e))."

SECTION 3.  Limitations on Amendment.

3.1           The amendments set forth in Sections 2 above are effective for the purposes set forth herein and will be limited precisely as written and will not be deemed to (a) be a consent to any other amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (b) otherwise prejudice any right or remedy which the Lenders and the Administrative Agent may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (c) be a consent to any future amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document.

3.2           This Amendment is to be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived, are hereby ratified and confirmed and will remain in full force and effect.

SECTION 4.  Representations and Warranties.  The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

Tortoise MLP Fund - Amendment No. 2 to Credit Agreement

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4.1           Immediately after giving effect to this Amendment the representations and warranties of (i) the Borrower contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document shall be true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

4.2           Immediately after giving effect to this Amendment, no Default or Event of Default exists.

SECTION 5.  Expenses.  The Borrower agrees to pay to the Administrative Agent upon demand, the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which the Administrative Agent may incur in connection with the preparation, documentation, and negotiation of this Amendment and all related documents.

SECTION 6.  Reaffirmation.  The Borrower hereby reaffirms its obligations under each Loan Document (as amended hereby) to which it is a party.

SECTION 7.  Effectiveness.  This Amendment will become effective as of the date hereof upon:

(a)             the execution and delivery of this Amendment, whether the same or different copies, by the Borrower, each Lender and the Administrative Agent;

(b)             the execution and delivery of a Note to The Bank of Nova Scotia;

(c)             the delivery of a officer certificate by a Responsible Officer of the Borrower certifying (i) resolutions adopted by the Borrower approving and consenting to this Amendment and the increase in the Aggregate Commitments effectuated hereby, (ii) incumbency, the articles of incorporation, the bylaws and the existence and good standing of the Borrower, and (iii) providing certifications as to no Default and representations and warranties substantially as set forth in Section 4 to this Amendment;

(d)              The delivery of a favorable opinion of counsel to the Borrower acceptable to Administrative Agent addressed to Administrative Agent and each Lender, as to the matters set forth concerning the Borrower and the Loan Documents as amended hereby substantially in form and substance as provided in the initial opinion of counsel delivered in connection with the Credit Agreement;

(e)           The delivery of a Form U-1 by the Borrower in form and substance satisfactory to the Administrative Agent; and

(f)           the payment to the Administrative Agent for the benefit of The Bank of Nova Scotia an upfront fee as mutually agreed to among the Borrower, the Administrative Agent and The Bank of Nova Scotia.

Tortoise MLP Fund - Amendment No. 2 to Credit Agreement

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SECTION 8.                       Governing Law.  This Amendment will be governed by and will be construed and enforced in accordance with the laws of the State of Kansas applicable to agreements made and prepared entirely within such State; provided that the Administrative Agent and the Lenders shall retain all rights arising under federal law.

SECTION 9.                       Claims, Counterclaims, Defenses, Rights of Set-Off. The Borrower hereby represents and warrants to the Administrative Agent and Lenders that it has no knowledge of any facts that would support a claim, counterclaim, defense or right of set-off.

SECTION 10.                         Counterparts.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts will be deemed an original of this Amendment.

[Remainder of Page Intentionally Left Blank]

Tortoise MLP Fund - Amendment No. 2 to Credit Agreement

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In Witness Whereof, the parties hereto have caused this Amendment to be executed as of the date first written above.

TORTOISE MLP FUND, INC.

By:	/s/ Terry Matlack
Name:	Terry Matlack
Title:	Chief Executive Officer

Tortoise MLP Fund - Amendment No. 2 to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Linda Lov
Name:	Linda Lov
Title:	Assistant Vice President

Tortoise MLP Fund - Amendment No. 2 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jeffrey P. Yoakum
Name:	Jeffrey P. Yoakum
Title:	Senior Vice President

Tortoise MLP Fund - Amendment No. 2 to Credit Agreement

STIFEL BANK & TRUST, as a Lender

By:	/s/ John H. Phillips
Name:	John H. Phillips
Title:	Executive Vice President

Tortoise MLP Fund - Amendment No. 2 to Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Frank Jolley
Name:	Frank Jolley
Title:	Authorized Signatory

Tortoise MLP Fund - Amendment No. 2 to Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ David Schwartzbard
Name:	David Schwartzbard
Title:	Director

Tortoise MLP Fund - Amendment No. 2 to Credit Agreement

SECOND AMENDED AND RESTATED SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A. Stifel Bank & Trust The Bank of Nova Scotia	$40,000,000.00 $10,000,000.00 $30,000,000.00	50.000000000% 12.500000000% 37.500000000%
Total	$80,000,000.00	100.000000000%

Amended and Restated Schedule 2.01

EXHIBIT D

AMENDED AND RESTATED FORM OF BORROWING BASE CERTIFICATE

Status as of ____________

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of September 24, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among TORTOISE MLP FUND, INC., a Maryland corporation ("Borrower"), each lender from time to time party hereto (collectively, "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the  of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Administrative Agent on the behalf of Borrower, and that:

The figures set forth in Schedule A attached hereto, to be submitted monthly and with each request for a Loan for determining the Borrowing Base, are true, accurate and complete as of the date hereof.

To the knowledge of the undersigned, and as of the date of this Certificate: (a) no Default or Event of Default1 has occurred and is continuing under the provisions of the Credit Agreement or the other Loan Documents;

The representations and warranties of Borrower contained in Article V of the Agreement, and/or any representations and warranties of Borrower or any other Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

____________________________

1           If a Default or Event of Default has occurred, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Borrower has taken, is taking, or proposes to take with respect thereto.

D-1

Amended and Restated Form of Borrowing Base Certificate

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________________, _________________.

TORTOISE MLP FUND, INC.

By:
Name:
Title:

D-2

Amended and Restated Form of Borrowing Base Certificate

SCHEDULE A

To Borrowing Base

1.	Aggregate Commitments		$80,000,000
2.	Acceptable Assets (excluding Acceptable Restricted Securities):	$__________
3.	33 1/3% of Acceptable Assets (excluding Acceptable Restricted Securities):		$__________
4.	Senior Securities Representing Indebtedness (other than the Loans):		$__________
5.	Initial Borrowing Base (Line 3 minus Line 4)		$__________
6.	Maximum Acceptable Restricted Securities	$5,000,000
7.	10% of Initial Borrowing Base	$__________
8.	Actual Acceptable Restricted Securities	$__________
9.	33 1/3% of Actual Acceptable Restricted Securities	$__________
10.	Acceptable Restricted Securities included in Borrowing Base (the lesser of Lines 6, 7 and 9):		$__________
11.	Total Borrowing Base (Line 5 plus Line 10)		$__________
12.	Total Outstandings		$__________
13.	Available Commitments ((a) the lesser of Line 1 or Line 11, minus (b) Line 12)		$__________

Exhibit D-3